Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165643

CARTER VALIDUS MISSION CRITICAL REIT, INC.

SUPPLEMENT NO. 5 DATED AUGUST 9, 2012

TO THE PROSPECTUS DATED APRIL 26, 2012

This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT, Inc., dated April 26, 2012, and consolidates, supersedes and replaces all previous supplements to the prospectus. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of our initial public offering of shares of common stock;

(2)	updates to the description of our real property acquisitions;

(3)	placement of debt on certain real property investments;

(4)	the compensation, fees and reimbursements payable to our advisor and its affiliates as of March 31, 2012;

(5)	an update to the “Risk Factors” section of our prospectus;

(6)	an update to our investment policies;

(7)	distributions as of March 31, 2012;

(8)	an update to the discounts available to institutional investors;

(9)	the waiver of certain fees by our advisor;

(10)	an update to our Selected Financial Data;

(11)	incorporation of certain information by reference;

(12)	a revised form of Subscription Agreement; and

(13)	a revised form of Multi-Product Subscription Agreement.

Status of Our Public Offering

We commenced our initial public offering of 175,000,000 shares of common stock on December 10, 2010 (the “Offering”). Of these shares, we are offering 150,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan (“DRIP”). As of August 2, 2012, we had accepted investors’ subscriptions for and issued 10,567,111 shares of our common stock in the Offering (including shares of common stock issued pursuant to the DRIP), resulting in our receipt of gross proceeds of $104,527,525. As of August 2, 2012, we had 164,432,889 shares of our common stock remaining in our Offering.

We will offer shares of our common stock pursuant to the Offering until December 10, 2012, unless all shares being offered have been sold, in which case the Offering will be terminated. If all of the shares we are offering in the Offering have not been sold by December 10, 2012, we may extend the Offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our Offering of shares reserved for issuance pursuant to the DRIP until we have sold all shares allocated to the DRIP through the reinvestment of distributions, in which case participants in the DRIP will be notified. The Offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the Offering at any time prior to the stated termination date.

Real Properties

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Wholly owned properties” section on page 9 of the prospectus and the discussion contained in the “Investment Objectives, Strategy and Criteria — Description of Real Estate Investments-Wholly-owned properties” section beginning on page 112 of the prospectus.

Description of Real Estate Investments

We engage in the acquisition and ownership of quality income-producing commercial real estate with a focus on data centers and medical facilities, preferably with long-term net leases to investment grade and other creditworthy tenants.

Wholly-owned properties

As of July 25, 2012, we, through separate wholly-owned limited liability companies, owned a 100% fee simple interest in six properties located in five states, consisting of approximately 190,000 gross rentable square feet of commercial space. The properties generally were acquired through the use of proceeds from our initial public offering of our common stock and notes payable.

The following table summarizes the properties in order of acquisition date:

Property Description	Date Acquired	Year Built		Purchase Price	Fees Paid to Sponsor(1)	Initial Yield(2)	Average Yield(3)	Physical Occupancy
Richardson Data Center(4)	07/14/2011	2005		$28,940,000	$578,000	8.57%	9.25%	100.00%
St. Louis Surgical Center	02/09/2012	2005		8,470,000	169,400	7.50%	8.60%	100.00%
Northwoods Data Center	03/14/2012	1986		5,300,000	106,000	8.11%	9.82%	100.00%
Stonegate Medical Center	03/30/2012	2008		9,100,000	182,000	7.93%	11.38%	100.00%
Southfield Data Center	05/25/2012	1970	(5)	7,250,000	145,000	10.20%	NA	100.00%
HPI Integrated Medical Facility	06/28/2012	2007		9,274,000	185,480	8.00%	9.02%	100.00%

				$68,334,000	$1,365,880

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.
(2)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income. Initial yield for the Southfield Data Center, which is subject to both a net lease and a gross lease, is calculated as the current annualized rental income for the in-place leases less property level expenses divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates.
(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income. Future costs of some properties are not predictable and therefore, the average yield for these properties cannot be determined at this time.
(4)	On July 16, 2012, we acquired the remaining noncontrolling interests in the Richardson Data Center and it became a wholly owned property of our company.
(5)	The Southfield Data Center was originally constructed in 1970 and renovated in 1997.

Joint Venture Properties

The following information supersedes and replaces the discussion contained in the “Prospectus Summary — Joint Venture Properties” section beginning on page 10 of the prospectus and the discussion contained in the “Investment Objectives, Strategy and Criteria — Description of Real Estate Investments-Joint Venture Properties” section on page 113 of the prospectus.

Joint venture properties

As of July 25, 2012, we, through a separate partially-owned subsidiary, owned one property consisting of approximately 338,000 gross rentable square feet of commercial space and parking facilities at one location. The property was acquired through the use of proceeds from our initial public offering of our common stock and a note payable. The following table summarizes the joint venture property:

Property Description	Date Acquired	Year Built		Purchase Price	Fees Paid to Sponsor(1)	Initial Yield(2)	Physical Occupancy
180 Peachtree Data Center(3)	01/03/2012	1927	(4)	$94,750,000	$419,000	8.20%	100.00%

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.
(2)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income. The 180 Peachtree Data Center includes parking facilities which incurs monthly operating expenses; therefore, we use net operating income to calculate initial yield on this property.
(3)	Our operating partnership owns approximately 22% of this property. See below for additional details on this property and the joint venture.
(4)	The 180 Peachtree Data Center was originally constructed in 1927 and renovated in 2000.

Carter Validus Real Estate Management Services, LLC, or Carter Real Estate, an affiliate of our advisor, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of our properties. In accordance with the property management agreement, we may pay Carter Real Estate (a) with respect to single tenant properties, 3.0% of gross revenue from the properties managed and (b) with respect to multi-tenant properties, 4.0% of gross revenues from the properties managed. Other than as disclosed below, we currently have no plan for any renovations, improvements or development of any of our properties and we believe each property is adequately insured and each property is suitable for its intended use.

Tenant Lease Expirations

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Criteria — Description of Real Estate Investments-Tenant Lease Expirations-Wholly-owned properties” section on page 113 of the prospectus.

Wholly-owned properties

The following table sets forth the principal provisions of the lease terms for the major tenants at the wholly-owned properties listed above:

Property Description	Major Tenants(1)	Total Square Feet Leased	% of Total Square Feet Leased	Renewal Options(2)	Annual Base Rent at Acquisition		Base Rent Per Square Foot	Lease Terms(3)
Richardson Data Center(4)	Catholic Health Initiatives	20,000	100.00%	2/5 yr	$2,460,000	(6)	$123.00	03/01/2011	02/28/2021
St. Louis Surgical Center	St. Louis Surgical	21,823	100.00%	None	$632,867	(6)	$29.00	01/28/2012	02/28/2027
Northwoods Data Center	Peak 10, Inc.	32,740	100.00%	2/10 yr.	$423,254	(7)	$12.93	08/07/2012	08/31/2025
Stonegate Medical Center	Austin Pain Associates, P.A.	9,100	33.00%	None	$245,286	(8)	$26.95	05/01/2012	04/01/2016
	Austin Radiological Association	9,173	34.00%	None	$196,761	(7)	$21.45	09/01/2012	09/01/2026
	Stonegate Surgery Center	9,100	33.00%	None	$255,528	(8)	$28.08	05/04/2012	04/04/2026
Southfield Data Center(5)	Level 3 Communications, LLC	39,357	74.34%	2/5 yr.	$499,834	(6)	$12.70	06/08/1998	05/28/2027
	Siena Heights University Association	13,583	25.66%	2/5 yr.	$285,243	(9)	21.00	08/01/2006	07/31/2017
HPI Integrated Medical Facility	HPI	34,970	100.00%	None	$741,000	(10)	$21.19	06/28/2012	06/27/2029

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is credit worthy.
(2)	Represents option renewal period/term of each option.
(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.
(4)	On July 16, 2012, we acquired the remaining noncontrolling interests in the Richardson Data Center and it became a wholly owned property of our company.
(5)	We plan to invest approximately $350,000 in improvements to the property to repair and correct deferred maintenance items associated with the exterior of the building.
(6)	The annual base rent under the net lease increases by 2.0% of the then-current base rent.
(7)	The annual base rent under the net lease increases by 3.0% of the then-current base rent.
(8)	The annual base rent under the net lease increases by 5.0% of the then-current base rent.
(9)	Annual base rent under the gross lease increases 2.38% on August 1, 2012, and the annual base rent increases an additional 2.33% on August 1, 2015.
(10)	The annual base rent under the lease increases by 1.5% of the then current-base rent.

The following information supersedes and replaces the discussion contained in the “Investment Objectives, Strategy and Criteria — Description of Real Estate Investments — Tenant Lease Expirations-Joint venture properties” section on page 114 of the prospectus.

Joint venture properties

The following table sets forth the principal provisions of the lease terms for the major tenants at the partially owned property listed above:

Property Description	Major Tenants(1)	Total Square Feet Leased	% of Total Square Feet Leased	Renewal Options (2)	Annual Base Rent at Acquisition	Base Rent Per Square Foot	Lease Terms(3)
180 Peachtree Data Center	Level 3 Communications, LLC	145,882	43%	2/10 yr.	$3,873,471	$26.55	12/02/2000	05/31/2021
	Switch and Data GA Four, LLC	83,473	25%	1/10 or 1/15 yr.	$1,016,134	$12.17	12/01/2008	11/30/2023
	City of Atlanta, Georgia	54,485	16%	None	$761,292	$13.97	07/01/2007	06/30/2037

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is credit worthy.
(2)	Represents option renewal period/term of each option.
(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Criteria — Depreciable Tax Basis-Wholly-owned and joint venture properties” section appearing on page 116 of the prospectus.

Wholly-owned and joint venture properties

When we calculate depreciation expense for federal income tax purposes, we depreciate personal property and buildings based upon an estimated useful life of 7 and 39 years, respectively. The preliminary depreciable basis in the properties acquired since April 4, 2012 that is estimated as of May 25, 2012, is as follows:

Wholly-owned Property	Depreciable Tax Basis
Southfield Data Center	$6,514,000
HPI Integrated Medical Facility	$8,575,000

180 Peachtree Data Center

Partnership Agreement of MM Peachtree

MM Peachtree is a limited partnership between our operating partnership, or CVOP, and Series Peachtree of GFI Migdal 1, LP, which is an affiliate of Migdal Insurance and Financial Holdings, Ltd., collectively, Migdal, MM Participating Policies Residential, LP, MM Pensions Residential, LP and MM Nostro Residential, LP, which are affiliates of Menora Mivtachim Holdings, Ltd., collectively, Menora, and Ramot Ofek, Ltd., or Ramot, and collectively with Migdal and Menora, the Limited Partners. None of the Limited Partners are affiliated with us, our advisor or affiliates.

All current investments into MM Peachtree consist of 25% equity and 75% partner loans. CVOP has a 2% general partner interest, and the Limited Partners in the aggregate have a 98% limited partner interest, in MM Peachtree. CVOP funded its obligation of an equity cash contribution of approximately $171,000 and its loan of approximately $514,000 to MM Peachtree with the net proceeds from our Offering. All funding by the partners to MM Peachtree, including MM Peachtree’s obligations to 180 Holdings, is on a pro rata basis among the partners. CVOP and the Limited Partners or their respective affiliates, collectively, the Lenders, entered into loan agreements and promissory notes dated December 6, 2011, collectively, the Partner Loans, with MM Peachtree.

The Partner Loans are unsecured and the material terms provide for the following: (i) a fixed interest rate of 12%; (ii) a default interest rate of the lesser of 17% or the highest rate allowable by law; (iii) interest and principal payments only required from surplus cash; and (iv) a maturity date of December 31, 2021. CVOP funded approximately $514,000 in principal loans to MM Peachtree. The Lenders also entered into an intercreditor agreement dated December 7, 2011, pursuant to which they will receive proceeds under the Partner Loans pari passu with one another, and each Lender will be considered as having the same priority. The equity and loan proceeds, in the aggregate amount of approximately $34,406,000, were used to acquire MM Peachtree’s 79.47% interest in 180 Holdings, which, through a wholly owned subsidiary, agreed to purchase the fee interest in the 180 Peachtree Property.

The material terms of the partnership agreement provide that: (a) CVOP will serve as the general partner of and will be responsible for the administrative duties of MM Peachtree; all operating decisions will require consent from the Limited Partners holding 75% of the ownership interest; (b) with the consent of the Limited Partners holding 75% of the ownership interest, CVOP can be removed as general partner for any reason or no reason; (c) income and distributions will be allocated in proportion to each partner’s ownership percentage; and (d) each partner will vote its interest on matters pertaining to MM Peachtree’s rights under the operating agreement for 180 Holdings.

Operating Agreement of 180 Holdings

CVOP entered into the operating agreement with MM Peachtree, or the 180 Peachtree Joint Venture, pursuant to which MM Peachtree contributed to 180 Holdings approximately $34,406,000 in cash in exchange for a 79.47% ownership interest therein. CVOP funded its obligation under the operating agreement, for approximately $8,858,000 in cash from the net proceeds from our Offering, in exchange for a 20.53% ownership interest in 180 Holdings. The aggregate contributions of approximately $43,264,000 were used to fund 180 Holdings’ purchase of the 180 Peachtree Property and funding its initial operating cash balances.

The material terms of the operating agreement provide for the following: (i) CVOP will serve as the manager of 180 Holdings and have the exclusive and complete responsibility for the operations and management of 180 Holdings; provided, however, that MM Peachtree has approval rights over “major decisions,” as provided for in the operating agreement; (ii) with the consent of the members holding 75% of the ownership interest, CVOP can be removed as manager for “cause” or for “good reason,” as provided for in the operating agreement; provided however, that if CVOP is removed for good reason, the buy/sell arrangement is triggered; (iii) a customary buy/sell arrangement; provided however, that CVOP cannot exercise its option within the first 48 months of the operating agreement unless it is removed as manager for good reason; (iv) CVOP will serve as the tax matters partner of 180 Holdings; (v) income and distributable cash flow will be allocated in proportion to each member’s ownership interest; (vi) an acquisition fee of 1% of the purchase price of the 180 Peachtree Property will be paid to our advisor; (vii) members holding 75% of the ownership interest may require the sale of the 180 Peachtree Property (subject to a right to purchase the property by the other members); (viii) each member has tag along and drag along rights, as provided for in the operating agreement; (ix) if CVOP invests in a competing wholesale data center in Atlanta, CVOP must provide MM Peachtree with the right to invest in such wholesale data center on terms and conditions to be mutually agreed by the parties; provided however, that if CVOP and MM Peachtree fail to enter into a binding agreement within 30 days of good faith negotiations, CVOP may invest in such wholesale data center without MM Peachtree; and (x) other customary terms of a real estate joint venture.

Neither member may freely transfer its interest in 180 Holdings without the consent of the other members, which consent will not be unreasonably withheld, except that each member can transfer its interest to an affiliate, and MM Peachtree may transfer its interest to certain qualified institutional investors.

The 180 Peachtree Joint Venture currently plans to invest approximately $1,100,000 in additional improvements to the 180 Peachtree Property to repair and correct deferred maintenance items associated with the parking facilities. The 180 Peachtree Joint Venture will use contributions from its institutional investors and net proceeds from our ongoing public offering to finance such improvements. An affiliate of our advisor provides certain administrative activities to the institutional investors in connection with the 180 Peachtree Joint Venture, for which the institutional investors will pay a fee equal to 0.75% of the monthly revenues from the 180 Peachtree Property. Other affiliates of our advisor may receive additional fees or compensation as a result of the acquisition of the 180 Peachtree Property in accordance with the compensation provisions described in the prospectus.

Placement of Debt on Certain Real Property Investments

The following information supersedes and replaces the discussion contained in the “Investment Objectives, Strategy and Criteria — Placement of Debt on Certain Real Property Investments — Wholly-owned properties” section on page 114 of the prospectus.

Placement of Debt on Certain Real Property Investments

Wholly-owned properties

We obtained the following notes payable in connection with certain property acquisitions:

Property Description	Lender	Loan Amount	Interest Rate	Loan Date
St. Louis Surgical Center	American Momentum Bank	$6,375,000	4.75%	02/09/2012	02/10/2017
Northwoods Data Center	American Family Life Insurance Company	3,300,000	5.25%	03/14/2012	04/10/2022
Richardson Data Center	Goldman Sachs Commercial Mortgage Capital, L.P.	16,000,000	5.10%	07/14/2011	08/06/2016
HPI Integrated Medical Facility	American Momentum Bank	6,028,100	4.75%	06/28/2012	06/28/2017

		$31,703,100

The following information supersedes and replaces the disclosure contained in the “Investment Objectives, Strategy and Criteria — Placement of Debt on Certain Real Property Investments — Entry Into a Line of Credit Facility” section beginning on page 114 of the prospectus.

Line of Credit Facility

On March 30, 2012, Carter/Validus Operating Partnership, LP, our operating partnership or CVOP, entered into a credit agreement with KeyBank National Association, or KeyBank, to obtain a secured revolving credit facility in an aggregate maximum principal amount of $30,000,000, or the KeyBank Line of Credit. The KeyBank Line of Credit is evidenced by a promissory note in the principal amount of $30,000,000, a credit agreement, a guaranty agreement, a contribution agreement, and a hazardous materials indemnity agreement, or collectively, the KeyBank Loan Agreement. The proceeds of loans made under the KeyBank Loan Agreement may be used to finance the purchase of properties, capital expenditures with respect to real estate and for general corporate working capital purposes. The initial term of the KeyBank Loan Agreement is 36 months from the closing date, maturing on March 30, 2015, which may be extended by one 12-month period subject to the satisfaction of certain conditions, including payment of an extension fee. Additional financial institutions are expected to become lenders under the KeyBank Loan Agreement and subject to certain conditions, the KeyBank Line of Credit can be increased up to $250,000,000.

During the initial and the extended term of the KeyBank Loan Agreement, any loan made under the KeyBank Loan Agreement shall bear interest at per annum rates equal to either: (a) the London Interbank Offered Rate, or LIBOR, plus an applicable margin ranging from 2.50% to 3.50% which are determined based on the overall leverage of CVOP or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day plus an applicable margin ranging from 1.25% to 2.25% which are determined based on the overall leverage of CVOP. In addition to interest, CVOP is required to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Loan Agreement at a per annum rate equal to 0.50% if the average daily amount outstanding balance under the KeyBank Loan Agreement is less than 50% of the lenders’ commitments or 0.35% if the average daily amount outstanding under the KeyBank Loan Agreement is greater than 50% of the lenders’ commitments, and the unused fee is payable quarterly in arrears. In the event of a default, CVOP shall be required to pay a default interest rate equal to interest rate calculated in accordance with the KeyBank Loan Agreement plus 5.00% per annum. Additionally, in the event of default the lender has the right to terminate its obligations under the KeyBank Loan Agreement, including the funding of future loans, to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon and may seek foreclosure on the properties that are added to the collateral pool, as further described below.

The KeyBank Loan Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries that own properties that serve as collateral for the KeyBank Line of Credit, limitations on the nature of CVOP’s business, and limitations on distributions by us, CVOP and its subsidiaries. The KeyBank Loan Agreement also imposes the following financial covenants, which are specifically defined in the KeyBank Loan Agreement, on us, CVOP and subsidiaries that are added to the collateral pool: (a) minimum liquidity thresholds; (b) a minimum ratio of operating cash flow to fixed charges; (c) a maximum ratio of liabilities to asset value; (d) a maximum daily distribution covenant; (e) minimum quarterly equity raise; (f) minimum number of properties in the collateral pool; (g) minimum debt yield; and (h) a minimum tangible net worth. In addition, the KeyBank Loan Agreement includes events of default that are customary for credit facilities and transactions of this type. The obligations with respect to the KeyBank Loan Agreement are guaranteed by us, including but not limited to, the payment of any outstanding indebtedness under the KeyBank Loan Agreement and all terms, conditions and covenants of the KeyBank Loan Agreement.

The actual amount of credit available under the KeyBank Line of Credit is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Loan Agreement. The credit available for Carter/Validus Operating Partnership to borrow under the KeyBank Loan Agreement will be a maximum principal amount of the value of the assets that are included in the collateral pool. The following table reflects the collateral pool under the KeyBank Loan Agreement, which may be updated from time to time. Each subsidiary of CVOP in the collateral pool is a party to, and guarantor of, the KeyBank Loan Agreement and has secured the KeyBank Line of Credit by executing a Mortgage or Deed of Trust and an Assignment of Leases and Rents for the benefit of the lender:

Entity(1)	Property(2)	Date Added	Borrowing Base Availability(3)
HC-2501 W William Cannon Dr, LLC	Stonegate Medical Center	March 30, 2012	$4,835,000
DC-19675 W. Ten Mile, LLC	Southfield Data Center	May 25, 2012	$3,985,000

Total			$8,820,000

(1)	CVOP has assigned its rights under respective property management agreements and advisory agreements of the entities as additional collateral to secure the KeyBank Line of Credit.
(2)	CVOP has pledged a security interest in the properties that serve as collateral for the KeyBank Line of Credit pursuant to the terms of the KeyBank Loan Agreement and through the KeyBank Mortgage or Deed of Trust.
(3)	The actual amount of credit available under the KeyBank Line of Credit is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Loan Agreement.

On June 29, 2012, our operating partnership and certain of our other subsidiaries entered into amendments to agreements to include Synovus Bank as a lender under the KeyBank Line of Credit and to increase the aggregate maximum principal amount available under the KeyBank Line of Credit, to $40,000,000.

On July 19, 2012, our operating partnership and certain of our other subsidiaries entered into amendments to agreements to include Texas Capital, N.A. as a lender under the KeyBank Line of Credit and to increase the aggregate maximum principal amount available under the KeyBank Line of Credit to $55,000,000.

Compensation, Fees and Reimbursements Payable to our Advisor and its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation” beginning on page 83 of the prospectus.

The following table summarizes the compensation, fees and expenses accrued by the Company, our advisor and its affiliates related to the offering stage during the respective periods (amounts are rounded):

	For the Three Months Ended March 31, 2012	For the Twelve Months Ended December 31, 2011
Offering Stage:
Selling commissions	$1,489,000	$1,973,000
Selling commissions reallowed by our dealer manager	$1,489,000	$1,969,000
Dealer manager fee	$619,000	$843,000
Dealer manager fee reallowed by our dealer manager	$199,000	$237,000
Other organization and offering expenses	$774,000	$4,250,000

The following table summarizes any compensation, fees and expenses accrued by the Company, our advisor and its affiliates related to the acquisitions, operations and liquidation/listing stages during the respective periods (amounts are rounded):

	For the Three Months Ended March 31, 2012		For the Twelve Months Ended December 31, 2011
Acquisitions and Operations Stage:
Acquisition fees and expenses	$1,614,000		$1,084,000
Asset management fees	$130,000	(1)	$146,000
Property management and leasing fees and expenses	$89,000		$34,000
Operating expenses (2)	$—		$—

(1)	On July 29, 2012, our advisor agreed to irrevocably waive, without recourse, all deferred asset management fees earned during the period beginning January 2012 and ending on the first day on which our distribution payout ratio is less than 100% and shall have no recourse against us for the payment of such fees.
(2)	The advisor waived, without recourse, 100% of the indirect administrative services expenses during the three months ended March 31, 2012 and during the year ended December 31, 2012.

During the three months ended March 31, 2012 and year ended, December 31, 2011, no commissions or fees were incurred for services provided by our advisor and its affiliates related to the liquidation/listing stage.

The advisor, or its affiliates, incurred other organization and offering expenses, on behalf of the Company, of approximately $5,024,000 and $4,250,000 as of March 31, 2012 and December 31, 2011, respectively. As of March 31, 2012, the Company paid SC Distributors approximately $4,924,000 in selling commissions and broker dealer fees, reimbursed the Advisor approximately $451,000 in offering costs, reimbursed SC Distributors approximately $323,000 in offering expenses and accrued approximately $2,988,000 of other offering expenses, the total of which represents the Company’s maximum liability for organization and offering costs in connection with our initial public offering as of March 31, 2012. As of March 31, 2012, the Company reimbursed the advisor, or its affiliates, approximately $774,000 in other organization and offering costs.

As of March 31, 2012, the Company had an amount payable of $2,763,000 to our advisor or its affiliates for asset and property management fees, board of directors’ compensation, acquisition related expenses and offering costs, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of March 31, 2012, cumulative since inception, the Company had reimbursed the advisor $208,000 in direct general administrative expenses, including legal accounting and board of directors’ compensation, paid by the advisor on behalf of the Company. The advisor waived, without recourse, approximately 100% or $337,000 in indirect administrative services expenses, including overhead and payroll-related expenses incurred by the advisor in performance of the services provided to the Company as of March 31, 2012, cumulative since inception. The advisor has not agreed to waive any future costs.

Risk Factors

The following disclosure replaces in its entirety the risk factor which begins with the sentence “We have paid and may continue to pay distributions from any source, including from sources other than cash flow from operations.” on page 9 of the prospectus:

We have paid and may continue to pay distributions from any source, including from sources other than cash flow from operations. For the year ended December 31, 2011, our cash flow used in operations of $0.1 million was a shortfall of $0.5 million, or 100%, of our distributions paid (total distributions were $0.5 million, of which $0.2 million were paid in cash and $0.3 million in shares of our common stock pursuant to our distribution reinvestment plan) during such period and such shortfall was paid from proceeds from the offering and common stock issued pursuant to the distribution reinvestment plan. For the three months ended March 31, 2012, our cash flow used in operations of approximately $0.6 million was a shortfall of $0.6 million, or 100%, of our distributions paid (total distributions were approximately $0.6 million, of which, $0.3 million was cash and $0.3 million in shares of our common stock pursuant to our distribution reinvestment plan) during such period, and such shortfall was paid from proceeds from the offering and common stock issued pursuant to the distribution reinvestment plan. We may use, and have no limits on the amounts we may use, proceeds from this offering, the sale of assets, advances and financings to fund distributions. Any distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations.

The following disclosure replaces in its entirety the risk factor “Distributions paid from sources other than our cash flow from operations will result in us having fewer funds available for the acquisition of properties and other real-estate related investments, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return” appearing on page 25 of the prospectus.

Distributions paid from sources other than our cash flow from operations will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

We have paid, and may continue to pay distributions from sources other than from our cash flow from operations. For the year ended December 31, 2011, our cash flow used in operations of $0.1 million was a shortfall of $0.5 million, or 100%, of our distributions paid (total distributions were $0.5 million, of which $0.2 million were paid in cash and $0.3 million in shares of our common stock pursuant to our distribution reinvestment plan) during such period and such shortfall was paid from proceeds from the offering and common stock issued pursuant to the distribution reinvestment plan. For the three months ended March 31, 2012, our cash flow used in operations of approximately $0.6 million was a shortfall of $0.6 million, or 100%, of our distributions paid (total distributions were approximately $0.6 million, of which, $0.3 million was cash and $0.3 million in shares of our common stock pursuant to our distribution reinvestment plan) during such period, and such shortfall was paid from proceeds from the offering and common stock issued pursuant to the distribution reinvestment plan. Additionally, we may in the future pay distributions from sources other than from our cash flow from operations. Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flow from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect.

We do not have any limits on the sources of funding distribution payments to our stockholders. We may pay, and have no limits on the amounts we may pay, distributions from any source, such as from borrowings, the sale of assets, the sale of additional securities, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements and offering proceeds. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third party investors. If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or real estate-related investments. Our inability to acquire additional properties or real estate-related investments may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions. As a result, the return you realize on your investment may be reduced and investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. Payment of distributions from any of the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a Liquidity Event, any or all of which may have an adverse effect on your investment.

Distribution Policy and Distributions

The following data supplements, and should be read in conjunction with, the discussion contained in the “Prospectus Summary — Distribution Policy” section on page 10 of the prospectus and the section of our prospectus captioned “Description of Shares — Distribution Policy and Distributions” beginning on page 152 of the prospectus.

On May 4, 2012, the board of directors of the Company authorized a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on June 1, 2012 and ending on August 31, 2012. The distributions will be calculated based on 366 days in the calendar year and will be equal to $0.001912568 per share of common stock, which is equal to an annualized distribution rate of 7.0%, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in the June 2012, July 2012 and August 2012 periods will be paid in July 2012, August 2012 and September 2012, respectively. The distributions will be payable to stockholders from legally available funds therefore.

We have made the following distributions to our stockholders:

Period Ended	Date Paid	Distribution
July 31, 2011	August 1, 2011	$34,000
August 31, 2011	September 1, 2011	$76,000
September 30, 2011	October 1, 2011	$97,000
October 31, 2011	November 1, 2011	$123,000
November 30, 2011	December 1, 2011	$142,000
December 31, 2011	January 3, 2012	$173,000
January 31, 2012	February 1, 2012	$200,000
February 29, 2012	March 1, 2012	$220,000
March 31, 2012	April 2, 2012	$287,000
April 30, 2012	May 1, 2012	$340,000
May 31, 2012	June 1, 2012	$425,000
June 30, 2012	July 2, 2012	$487,000

For the year ended, December 31, 2011, we paid distributions of $471,000 of which $221,000 was paid in cash and $250,000 was reinvested in shares of our common stock pursuant to the distribution reinvestment plan, none which were paid from cash flows used in operations of $90,000. Net loss and funds from operations, or FFO, were $(1,061,000) and $(773,000), respectively, for the year ended December 31, 2011. For the three months ended, March 31, 2012, we paid distributions of $593,00,of which $304,000 was paid in cash and

$289,000 was reinvested in shares of our common stock pursuant to the distribution reinvestment plan, none which were paid from cash flows used in operations of $591,000. Net loss and funds from operations, or FFO, were $(1,168,000) and $(780,000), respectively, for the three months ended March 31, 2012. As of March 31, 2012, cumulative since inception, we paid distributions of $1,063,000, of which $524,000 was paid in cash and $539,000 was reinvested in shares of our common stock pursuant to the distribution reinvestment plan, none of which were paid from cash flows used in operations of $681,000. Net loss and funds from operations, or FFO, were $(2,294,000) and $(1,618,000), respectively, as of March 31, 2012, cumulative since inception. We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation or amortization, and after adjustments for unconsolidated partnerships and joint ventures. Agreements for unconsolidated partnerships and joint ventures are calculated to reflect FFO. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the three months ended March 30, 2011, and incorporated by reference in this prospectus, for information regarding why we present funds from operations and for reconciliations of this non-GAAP financial measure to net less.

The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations, may cause us to incur additional interest expense as a result of borrowed funds and may cause subsequent investors to experience dilution.

For further information regarding FFO, which includes a reconciliation of our GAAP net income (loss) to FFO, refer to the “Our Performance — Funds from Operations and Modified Funds from Operations” section of this supplement.

The following table presents distributions and source of distributions for the periods indicated below (in thousands):

	Three Months Ended March 31, 2012		Year Ended December 31, 2011
	Amount	Percent	Amount	Percent
Distributions paid in cash	$304,000	51%	$221,000	47%
Distributions reinvested	289,000	49%	250,000	53%

Total distributions	$593,000	100%	$471,000	100%

Source of distributions:
Proceeds from issuance of common stock	$289,000	49%	$250,000	53%
Proceeds from offering	304,000	51%	221,000	47%

Total sources	$593,000	100%	$471,000	100%

Amounts listed above include distributions paid on nonvested shares of our restricted common stock.

Plan of Distribution

The following information should be read in conjunction with the discussion contained in the “Plan of Distribution — Other Discounts” section on page 176 of the prospectus.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with the dealer manager) to reduce or eliminate the sales commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating sales commissions and the dealer manager fee payable in connection with sales to such institutional investors and affiliates. Because all investors will be paid the same distributions per share, an institutional investor will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Waiver of Certain Fees

The following information supplements, and should be read in conjunction with, the discussion contained in the “Prospectus Summary — Compensation to Our Advisor and its Affiliates — Asset Management Fee” section beginning on page 14 of the prospectus, the “Management — The Advisory Agreement” section beginning on page 77 of the prospectus, the “Management Compensation — Asset Management Fee” section beginning on page 85 of the prospectus, and the “Description of Securities — Distribution Policy and Distributions” section beginning on page 153 of the prospectus.

On June 29, 2012, our advisor, Carter/Validus Advisors, LLC, agreed to irrevocably waive, without recourse, all deferred asset management fees earned during the period beginning January 1, 2012 and ending on the first date on which our distribution payout ratio is less than 100%, and shall have no recourse against us for the payment of such fees.

Selected Financial Data

The following information supplements, and should be read in conjunction with, the discussion contained in the “Selected Financial Data” section appearing on page 118 of the prospectus.

The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which is incorporated herein by reference.

The selected financial data presented below has been derived from our unaudited consolidated financial statements as of and for the three months ended March 31, 2012 and 2011, respectively (amounts are rounded):

	As of March 31, 2012	As of March 31, 2011
Balance Sheet Data:
Total investment in real estate assets, net	$168,535,000	$—
Cash and cash equivalents	$13,104,000	$202,000
Total assets	$190,339,000	$1,344,000
Notes payable	$80,287,000	$—
Accounts payable and accrued liability	$2,413,000	$49,000
Due to affiliates	$2,763,000	$168,000
Acquired below market lease intangibles, net	$23,136,000	$—
Total equity (deficit)	$81,740,000	$(15,000)

	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011
Operating Data:
Total revenue	$4,559,000	$—
General and administrative expenses	$315,000	$152,000
Property operating expenses	$1,161,000	$—
Acquisition related expenses	$2,094,000	$—
Depreciation and amortization	$1,160,000	$—
Loss from operations	$171,000	$152,000
Interest expense	$1,141,000	$—
Consolidated net loss	$1,320,000	$152,000
Net loss attributable to noncontrolling interest in consolidated partnerships	$152,000	$2,000
Net loss attributable to the Company	$1,168,000	$150,000
Funds from operations	$(780,000)	$(152,000)
Modified funds from operations(1)	$210,000	$(152,000)
Per share data:
Net loss attributable to the Company—basic and diluted	$0.29	$7.52
Weighted average dividends declared	$0.17	$—
Weighted average shares outstanding—basic and diluted	4,076,195	20,000
Cash Flow Data:
Net cash used in operating activities	$591,000	$—
Net cash used in investing activities	$76,282,000	$—
Net cash provided by financing activities	$81,008,000	$—

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds From Operations and Modified Funds from Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, incorporated by reference into this prospectus, for information regarding why we present modified funds from operations and for a reconciliation of this non-GAAP financial measure to net income.

Incorporation of Certain Information by Reference

The section titled “Incorporation of Certain Information by Reference” appearing on page 185 of the prospectus is hereby superseded in its entirety by the following:

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.cvmissioncriticalreit.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 29, 2012;

•	Quarterly Report for the quarter ended March 31, 2012, filed with the SEC on May 15, 2012;

•	Proxy Statement on Schedule 14-A for the May 31, 2012 annual meeting of stockholders, filed with the SEC on April 26, 2012; and

•

Current Reports on Form 8-K and 8-K/A filed with the SEC on January 6, 2012, January 17, 2012, February 9, 2012, March 1, 2012, March 15, 2012, March 20, 2012, April 4, 2012, May 30, 2012, June 1, 2012, June 29, 2012, July 6, 2012 and July 24, 2012.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 4211 West Boy Scout Blvd., Suite 500, Tampa, Florida, 33607, (813) 287-0101, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 4211 West Boy Scout Blvd., Suite 500, Tampa, Florida, 33607, (813) 287-0101, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Revised Subscription Agreement

A revised form of our Subscription Agreement is attached as Appendix C to this prospectus supplement and supersedes and replaces the Subscription Agreement included as Appendix C to our prospectus.

Revised Multi-Product Subscription Agreement

Revised forms of our Multi-Product Subscription Agreement are attached as Appendix F to this prospectus supplement and supersede and replace the Multi-Product Subscription Agreements included as Appendix F to our prospectus.

CARTER VALIDUS

MISSION CRITICAL REIT

Subscription Agreement

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York & Tennessee)
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow

2. Account Type - Check One Box Only

Non-Qualified Registration Types

- ☐ Individual (If TOD, attach application)
- ☐ Joint Tenant* (If TOD, attach application)
- ☐ Tenants in Common*
- ☐ Community Property*
- ☐ Trust**
- ☐ Non-Profit Organization**
- ☐ UGMA: State of ______
- ☐ UTMA: State of ______
- ☐ Corporation**
  - ☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)
- ☐ Partnership**
- ☐ Other (Specify) ______

Qualified Registration Types

- ☐ Traditional (Individual) IRA
- ☐ Simple IRA
- ☐ Beneficial IRA as Beneficiary for: ______
- ☐ Profit Sharing Plan**
- ☐ KEOGH Plan**
- ☐ SEP IRA
- ☐ ROTH IRA
- ☐ Pension Plan**

*All parties must sign.

**Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional
Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country: ______ ☐ Check here if you are subject to backup withholding

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write "Same."

Title Line 1:

Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

Over Please

5. Custodian/Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City:

State:

Zip Code:

Trustee Telephone Number:

Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of Carter Validus Mission Critical REIT, Inc. that are beneficially owned by the investor as reflected on the records of Carter Validus Mission Critical REIT, Inc. as of the applicable record date at any meeting of the stockholders of Carter Validus Mission Critical REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee.

Carter Validus Mission Critical REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: Carter Validus Mission Critical REIT, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City:

State:

Zip Code:

Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize Carter Validus Mission Critical REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Carter Validus Mission Critical REIT, Inc. in writing to cancel it. In the event that Carter Validus Mission Critical REIT, Inc. deposits funds erroneously into my account, Carter Validus Mission Critical REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:

% of Distribution

☐ Checking

ABA/ Routing Number:

Account Number:

☐ Savings

7. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name:

Rep Number:

Representative’s Firm Name:

Branch ID:

Representative’s Address:

Representative’s City:

State:

Zip Code:

Representative’s Phone:

Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Shares are being purchased net of commissions

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Carter Validus Mission Critical REIT, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:

Date:

(If required by Broker-Dealer)

Branch Manager Signature:

Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Carter Validus Mission Critical REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to me. Carter Validus Mission Critical REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor:

Date:

Signature of Joint Investor:

Date:

E-mail: (If blank - email from Section 3 will be used)

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner

Co-Owner

1. I have received the final Prospectus of Carter Validus Mission Critical REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner

Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner

Co-Owner

3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner

Co-Owner

4. I am purchasing the shares for the account referenced above.

Owner

Co-Owner

5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner

Co-Owner

6. For residents of Alabama and New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner

Co-Owner

7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

Owner

Co-Owner

8. If I am a Kansas or Massachusetts Investor I acknowledge that the Office of the Kansas

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of Carter Validus Mission Critical REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Over Please

9. Subscriber Signature, Continued

Owner

Co-Owner

9. For residents of Kentucky, Michigan, Pennsylvania and Tennessee only : My (our) liquid net worth is at least 10 times my (our) maximum investment in Carter Validus Mission Critical REIT, Inc.

Owner

Co-Owner

10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in Carter Validus Mission Critical REIT, Inc. and all affiliates of Carter Validus Mission Critical REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner

Co-Owner

11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CARTER VALIDUS MISSION CRITICAL REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:

Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:

Date:

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Overnight Mail

Payment may be wired to:

Investment Processing Department c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 877.907.1148

Investment Processing Department c/o DST Systems, Inc.

430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

6/12

CV0009-C

CARTERVALIDUS

MISSION CRETICAL REIT

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. Alabama, Arizona, Nebraska, Ohio, and Tennessee investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify Carter Validus Mission Critical REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3.

IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement.

All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

‰ has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

‰ has discussed the investor’s prospective purchase of shares with such investor;

‰ has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

‰ has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

‰ has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

‰ has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama or New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan, Pennsylvania or Tennessee resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Overnight Mail

Payment may be wired to:

Investment Processing Department c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 877.907.1148

Investment Processing Department c/o DST Systems, Inc.

430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #:101000695 Account #: 9871916944 FAO: (Include Account Title)

6/12

CV0010-C

CARTERVALIDUS

MISSION CRITICAL REIT

O’DONNELL

STRATEGIC INDUSTRIAL REIT

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York) Investment Amount

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks,

Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: Carter Validus Mission Critical REIT, Inc.

☐ Enclosed Checks (CVMC REIT, Inc.)

☐ Funds Wired O’Donnell Strategic Industrial REIT, Inc.

☐ Funds to Follow (ODSI REIT, Inc.)

2. Account Type - Check One Box Only

Non-Qualified Registration Types Qualified Registration Types

☐ Individual (If TOD, attach application) ☐ UGMA: State of ☐ Traditional (Individual) IRA ☐ SEP IRA

☐ Joint Tenant* (If TOD, attach application) ☐ UTMA: State of ☐ Simple IRA ☐ ROTH IRA

☐ Tenants in Common* ☐ Corporation** ☐ Beneficial IRA

☐ Community Property* ☐ S-Corp ☐ C-Corp as Beneficiary for:

(Will default to S-Corp if nothing is marked) ☐ Profit Sharing Plan** ☐ Pension Plan**

☐ Trust** ☐ Partnership**

☐ Non-Profit Organization** ☐ Other (Specify) ☐ KEOGH Plan**

* All parties must sign.

** Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional

Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country: ☐ Check here if you are subject to backup withholding

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:

Title Line 2:

Primary SSN/TIN:

Secondary SSN/TIN: Over Please

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or ODSI REIT, Inc. that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or ODSI REIT, Inc. as of the applicable record date at any meeting of the stockholders of CVMC REIT and/or ODSI REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or ODSI REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc., as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or ODSI REIT, Inc. (as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc.

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City: State: Zip Code:

Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or ODSI REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. in writing to cancel it. In the event that CVMC REIT, Inc. and/or ODSI REIT, Inc. deposits funds erroneously into my account, CVMC REIT, Inc. and/or ODSI REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: % of Distribution ☐ Checking

ABA/ Routing Number: Account Number: ☐ Savings

7. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Shares are being purchased net of commissions

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

* A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/or ODSI REIT, Inc. that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc., and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or ODSI REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or ODSI REIT, Inc. send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or ODSI REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank - email from Section 3 will be used)

9. Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner

1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner

2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner

3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner

4. I (we) am/are purchasing the shares for the account referenced above.

Owner Co-Owner

5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner

6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner Co-Owner

7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

Owner Co-Owner

8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

9. Subscriber Signatures for CVMC REIT, Inc., continued

Owner Co-Owner

9. For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner Co-Owner

10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in

CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

10. Subscriber Signatures for ODSI REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner

1. I (we) have received the final Prospectus of ODSI REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner

2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner

3. I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

Owner Co-Owner

4. I (we) am purchasing the shares for the account referenced above.

Owner Co-Owner

5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner

6. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

7. For residents of Maine only: I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

10. Subscriber Signatures for ODSI REIT, Inc., continued

Owner

Co-Owner

8. For residents of Iowa, Kentucky and Oregon only: My (our) investment in ODSI REIT, Inc. and all affiliates of ODSI REIT, Inc. may not exceed 10% of my (our) liquid net worth.

Owner

Co-Owner

9. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

Owner

Co-Owner

10. For residents of North Dakota only: In addition to meeting the suitability standards established by ODSI REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in ODSI REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner

Co-Owner

11. For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, ODSI REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:

Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian:

Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Overnight Mail

Investment Processing Department

Investment Processing Department

c/o DST Systems, Inc.

c/o DST Systems, Inc.

P.O. Box 219731

430 W. 7th Street

Kansas City, MO 64121-9731

Kansas City, MO 64105

Toll Free: 888.292.3178

Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with O’Donnell Strategic Industrial REIT, Inc or its advisor, the portion of your purchase that is for the O’Donnell Strategic Industrial REIT, Inc., can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029 FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the portion of your purchase that is for O’Donnell Strategic Industrial REIT, Inc. can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029 FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

6/12

SC0039-C

CARTERVALIDUS

MISSION CRITICAL REIT

O’DONNELL

STRATEGIC INDUSTRIAL REIT

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription. This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons who are not affiliated O’Donnell Strategic Industrial REIT, Inc. or its advisor, you should make your check payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” (subject to the note to Pennsylvania investors below).

Note to Pennsylvania Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the amount of your investment in O’Donnell Strategic Industrial REIT, Inc., should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10, you are certifying that this number is correct.

4. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc., you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc., to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement.

All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

• has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

• has discussed the investor’s prospective purchase of shares with such investor;

• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

• has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

• has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10. Subscriber Signatures for O’Donnell Strategic Industrial REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas or Massachusetts resident you must also initial paragraph (6), if a Maine resident you must also initial paragraph (7), if an Iowa, Kentucky, or Oregon resident you must also initial paragraph (8), if an Nebraska resident you must also initial paragraph (9), if a North Dakota resident you must also initial paragraph (10), and if a Pennsylvania resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the O’Donnell Strategic Industrial REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 888.292.3178

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street Kansas City, MO 64105

Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with O’Donnell Strategic Industrial REIT, Inc or its advisor, the portion of your purchase that is for the O’Donnell Strategic Industrial REIT, Inc., can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the portion of your purchase that is for O’Donnell Strategic Industrial REIT, Inc. can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029 FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

6/12 SC0040-C

CV CARTERVALIDUS MISSION CRITICAL REIT

O’DONNELL STRATEGIC INDUSTRIAL REIT

SIERRA INCOME CORPORATION

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons who are not affiliated O’Donnell Strategic Industrial REIT, Inc. or its advisor, you should make your check payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc. (subject to the note to Pennsylvania investors below).

Note to Pennsylvania Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. for the amount of your investment in O’Donnell Strategic Industrial REIT, Inc., should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors”. Prospectus, for additional information regarding the Pennsylvania escrow requirements.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

4. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

has discussed the investor’s prospective purchase of shares with such investor;

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama or New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10. Subscriber Signatures for O’Donnell Strategic Industrial REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas resident you must also initial paragraph (6), if a Maine resident you must also initial paragraph (7), if an Iowa, Kentucky, or Oregon resident you must also initial paragraph (8), if an Nebraska resident you must also initial paragraph (9), if a North Dakota resident you must also initial paragraph (10) and if a Pennsylvania resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the O’Donnell Strategic Industrial REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

11. Subscriber Signatures for Sierra Income Corporation

Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Maine resident you must also initial paragraph (8), if a Massachusetts resident you must also initial paragraph (9), if a Nebraska resident you must also initial paragraph (10), if a New Jersey resident you must also initial paragraph (11), if a New Mexico resident you must also initial paragraph (12), if a North Dakota resident you must also initial paragraph (13), if an Oklahoma resident you must also initial paragraph (14), if an Oregon resident you must also initial paragraph (15) and if a Texas resident you must also initial paragraph (16). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 888.292.3178

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with O’Donnell Strategic Industrial REIT, Inc. or its advisor, the portion of your purchase that is for the O’Donnell Strategic Industrial REIT, Inc., can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the portion of your purchase that is for O’Donnell Strategic Industrial REIT, Inc. can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. or wired to:

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

Sierra Income Corporation Investors: Until Sierra Income Corporation has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with Sierra Income Corporation or its advisor, the portion of your purchase that is for the Sierra Income Corporation, can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for Sierra Income Corporation or wired to:

UMB Bank, N.A., as Escrow Agent for Sierra Income Corporation

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

6/12 SC0050-B

CV CARTERVALIDUS MISSION CRITICAL REIT

O’DONNELL STRATEGIC INDUSTRIAL REIT

SIERRA INCOME CORPORATION

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription:

Minimum Initial Investment is $2,000 ($2,500 - New York)

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:

☐ Enclosed Checks

☐ Funds Wired

☐ Funds to Follow

State of Sale:

Carter Validus Mission Critical REIT, Inc.

(CVMC REIT, Inc.)

O’Donnell Strategic Industrial REIT, Inc.

(ODSI REIT, Inc.)

Sierra Income Corporation

(SIC)

Investment Amount

2. Account Type - Check One Box Only

Non-Qualified Registration Types

☐ Individual (If TOD, attach application)

☐ Joint Tenant* (If TOD, attach application)

☐ Tenants in Common*

☐ Community Property*

☐ Trust**

☐ Non-Profit Organization**

☐ UGMA: State of

☐ UTMA: State of

☐ Corporation**

☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)

☐ Partnership**

☐ Other (Specify)

Qualified Registration Types

☐ Traditional (Individual) IRA

☐ Simple IRA

☐ Beneficial IRA as Beneficiary for:

☐ Profit Sharing Plan**

☐ KEOGH Plan**

☐ SEP IRA

☐ ROTH IRA

☐ Pension Plan**

*All parties must sign.

**Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

☐ US Citizen

☐ US Citizen residing outside the US

☐ Foreign citizen, country:

☐ Check here if you are subject to backup withholding

Over Please

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:

Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC as of the applicable record date at any meeting of the stockholders of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval. If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC, as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC (as applicable), c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City: State: Zip Code:

Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC in writing to cancel it. In the event that CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC deposits funds erroneously into my account, CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: % of Distributio ☐ Checking

ABA/ Routing Number: Account Number: ☐ Saving

7. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Shares are being purchased net of commissions

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/ or ODSI REIT, Inc. and/or SIC that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank - email from Section 3 will be used)

9. Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner Co-Owner 7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

9. Subscriber Signatures for CVMC REIT, Inc., continued

Owner Co-Owner 8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 9. For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner Co-Owner 10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

10. Subscriber Signatures for ODSI REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of ODSI REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

Owner Co-Owner 4. I (we) am purchasing the shares for the account referenced in Section 4.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

10. Subscriber Signatures for ODSI REIT, Inc., continued

Owner Co-Owner

6. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

7. For residents of Maine only: I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

8. For residents of Iowa, Kentucky and Oregon only: My (our) investment in ODSI REIT, Inc. and all affiliates of ODSI REIT, Inc. may not exceed 10% of my (our) liquid net worth.

Owner Co-Owner

9. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

Owner Co-Owner

10. For residents of North Dakota only: In addition to meeting the suitability standards established by ODSI REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in ODSI REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

11. For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, ODSI REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

11. Subscriber Signatures for SIC

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner

1. I have received the final Prospectus of Sierra Income Corporation at least five business days before signing the Subscription Agreement.

Owner Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner

3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner

4. I am purchasing the shares for the account referenced in Section 4.

11. Subscriber Signatures for SIC, continued

Owner Co-Owner

5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner

6. Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

8. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner

9. Massachusetts: In addition to the suitability standards noted above, the Massachusetts Securities Division recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner

10. Nebraska: In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

Owner Co-Owner

11. New Jersey: In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor’s aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.”

Owner Co-Owner

12. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner

13. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

Owner Co-Owner

14. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

Owner Co-Owner

15. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles).

11. Subscribers Signatures for SIC, continued

Owner Co-Owner

16. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, SIC WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Overnight Mail

Investment Processing Department c/o DST Systems, Inc. Investment Processing Department c/o DST Systems, Inc.

P.O. Box 219731 430 W. 7th Street

Kansas City, MO 64121-9731 Kansas City, MO 64105

Toll Free: 888.292.3178 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to Carter Validus Mission Critical REIT, Inc. or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with O’Donnell Strategic Industrial REIT, Inc. or its advisor, the portion of your purchase that is for the O’Donnell Strategic Industrial REIT, Inc., can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. or wired to:

UMB Bank, N.A., as Escrow Agent for

O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the state of Pennsylvania, the portion of your purchase that is for O’Donnell Strategic Industrial REIT, Inc. can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. or wired to:

UMB Bank, N.A., as Escrow Agent for

O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

AO: (Include Account Title)

PAYMENT INSTRUCTIONS, CONTINUED

Sierra Income Corporation Investors: Until Sierra Income Corporation has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with Sierra Income Corporation or its advisor, the portion of your purchase that is for the Sierra Income Corporation, can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for SIC or wired to:

UMB Bank, N.A., as Escrow Agent for

Sierra Income Corporation

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

* Pennsylvania Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” section of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania escrow requirements.

6/12 SC0049-B